UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K/A

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 30, 1996



                     nStor Technologies, Inc.

      (Exact name of registrant as specified in its charter)


                             DELAWARE

          (State or other jurisdiction of incorporation)



      0-8354                                    95-2094565
(Commission  File No.)                       (I.R.S. Employer
                                            Identification No.)



                        100 Century Blvd.
                  West Palm Beach, Florida 33417
             (Address of principal executive offices)



                        (561) 640-3103
        Registrant's telephone number, including area code





                          Not Applicable
                 (Former name or former address,
                  if changed since last report)





ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS


     (a)  Financial Statements of Business Acquired

Report of Independent Auditors, dated March 15, 1996 (December 1, 1996 as to Note 9), and the accompanying balance sheets of Parity Systems Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 1995 and 1994.

Report of Independent Auditors, dated February 23, 1994, and the accompanying balance sheets of Parity Systems Inc. as of December
31, 1993 and 1992, and the related statements of income, stockholders' equity and cash flows for the years ended December
31, 1993 and 1992.

Balance sheet as of November 30, 1996 and the related statements of operations and cash flows for the eleven months ended November
30, 1996 and 1995.

     (b)  Pro Forma Financial Information

nStor Technologies, Inc. and Subsidiaries Proforma Condensed
Combined Financial Statements.

     (c)  Exhibits

Description of Documents

  10.2 Employment Agreement Between nStor Corporation, Inc. and Norbert Witt, effective as of December 31, 1996.




                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    nSTOR TECHNOLOGIES, INC.

                /s/ Jack Jaiven
                    ___________________________
                    Jack Jaiven, Vice President


     Date:  March 13, 1997















                       PARITY SYSTEMS INC.

             Financial Statements for the Years Ended
                    December 31, 1994 and 1995
                               and
                   Independent Auditors' Report






































                   INDEPENDENT AUDITORS' REPORT






Parity Systems Inc.:

We have audited the accompanying balance sheets of Parity Systems Inc. as of December 31, 1994 and 1995 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financil statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Parity Systems Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



March 15, 1996
(December 1, 1996 as to Note 9)












PARITY SYSTEMS INC.
BALANCE SHEETS

                                              December 31,
                                         -----------------------
ASSETS                                      1994         1995
                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                   $   29,674   $   88,698
  Accounts receivable, less allowance
    for doubtful accounts of $186,447
    in 1994; $197,000 in 1995             5,249,867    4,519,206
  Inventories                             2,888,477    3,922,877
  Warranty spares inventory                 141,186      100,264
  Prepaid expenses                           96,582       99,744
  Deferred income taxes                      34,448       37,641
                                         ----------   ----------
    Total current assets                  8,440,234    8,768,430

PROPERTY AND EQUIPMENT, Net                 186,985      213,479
OTHER ASSETS                                 94,889       46,890
DEFERRED INCOME TAXES                           -         14,049
                                         ----------   ----------
TOTAL                                    $8,722,108   $9,042,848
                                         ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                       $3,187,677   $2,640,298
  Bank line of credit                     2,886,010    3,334,345
  Accrued expenses                          663,689      759,883
  Deferred revenue                           23,123       53,901
                                         ----------   ----------
      Total current liabilities           6,760,499    6,788,427

NOTE PAYABLE TO STOCKHOLDER                 200,000      200,000

COMMITMENTS  (Note 6)

STOCKHOLDERS' EQUITY:
  Common stock, no par value;
    2,000,000 shares authorized;
    825,500 shares outstanding               83,326       83,326
  Retained earnings                       1,678,283    1,971,095
                                         ----------   ----------
      Total stockholders' equity          1,761,609    2,054,421
                                         ----------   ----------
TOTAL                                    $8,722,108   $9,042,848
                                         ==========   ==========
See notes to financial statements.



PARITY SYSTEMS INC.
STATEMENTS OF INCOME

                                               Years Ended
                                               December 31,
                                        -------------------------
                                            1994         1995
                                        -----------   -----------

SALES                                   $30,739,446   $32,743,862

COST OF GOODS SOLD                       25,773,120    26,414,786
                                        -----------   -----------
      Gross profit                        4,966,326     6,329,076
                                        -----------   -----------

EXPENSES:
  Sales and marketing                     2,779,659     3,356,543
  General and administrative                995,420     1,246,895
  Research and development                  523,130       520,209
                                        -----------   -----------
      Total expenses                      4,298,209     5,123,647
                                        -----------   -----------

INCOME FROM OPERATIONS                      668,117     1,205,429

INTEREST EXPENSE, Net                       202,502       280,870
                                        -----------   -----------
INCOME BEFORE INCOME TAXES                  465,615       924,559

STATE INCOME TAXES (Note 4)                  43,301        87,317
                                        -----------   -----------
NET INCOME                              $   422,314   $   837,242
                                        ===========   ===========















See notes to financial statements.



PARITY SYSTEMS INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 21, 1994 AND 1995



                                                        Total
                          Common Stock                 Stock-
                        ----------------   Retained    holders'
                         Shares  Amount    Earnings     Equity
                        -------  -------  ----------  ----------

BALANCE, January 1,
  1994                  825,500  $83,326  $1,289,389  $1,372,715

Net income                   -        -      422,314     422,314

Dividends                    -        -      (33,420)    (33,420)
                        -------  -------  ----------  ----------
BALANCE, December 31,
  1994                  825,500   83,326   1,678,283   1,761,609

Net income                                   837,242     837,242

Dividends                                   (544,430)   (544,430)
                        -------  -------  ----------  ----------
BALANCE, December 31,
  1995                  825,500  $83,326  $1,971,095  $2,054,421
                        =======  =======  ==========  ==========




















See notes to financial statements.


PARITY SYSTEMS INC.
STATEMENTS OF CASH FLOWS
                                         Years Ended December 31,
                                         ------------------------
                                            1994          1995
                                         ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                             $  837,242   $  422,314
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
      Depreciation                          104,981      133,862
      Loss on disposal of equipment           8,545          -
      Deferred income taxes                 (17,242)      (3,848)
      Change in operating assets and
        liabilities:
          Accounts receivable               730,661   (1,683,540)
          Inventories                    (1,034,400)  (1,215,459)
          Warranty spares inventory          40,922      119,931
          Prepaid expenses                   (3,162)     (76,568)
          Accounts payable                 (547,379)   1,265,148
          Accrued expenses                   96,194      101,701
          Deferred revenue                   30,778       23,123
          Other assets                       47,999      (73,040)
                                         ----------   ----------
Net cash provided by (used in)
  operating activities                      295,139     (986,376)
                                         ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment       (140,420)     (84,883)
  Proceeds from sale of equipment               400          -
                                         ----------   ----------
Net cash used in investing activities      (140,020)     (84,883)
                                         ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank line of credit                       448,335    1,109,760
  Dividends paid                           (544,430)     (33,420)
                                         ----------   ----------
Net cash provided by (used in)
  financing activities                      (96,095)   1,076,340
                                         ----------   ----------
NET INCREASE IN CASH AND EQUIVALENTS         59,024        5,081

CASH AND EQUIVALENTS:
  Beginning of year                          29,674       24,593
                                         ----------   ----------
  End of year                            $   88,698   $   29,674
                                         ==========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Income taxes paid                    $   90,099   $      -
                                         ==========   ==========
    Interest paid                        $  264,697   $  221,646
                                         ==========   ==========
See notes to financial statements.


PARITY SYSTEMS INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994 AND 1995


1.   Business and Significant Accounting Policies

Business - Parity Systems Inc. (the Company) supplies a wide range of products for users of UNIX computer systems including SCSI storage devices (disk drives, tape backup units and CD ROMS) and disk storage arrays using RAID controller technology. The Company provides archival backup and management hardware and software for large data centers, along with consulting, installation and support services, is an authorized reseller for several major RISC-based workstation manufacturers and designs and manufactures memory modules, some of which are patent protected and licensed by workstation manufacturers.

Estimates and Assumptions - In accordance with generally accepted accounting principles, the Company's management prepares the financial statements utilizing certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such management estimates include the allowance for doubtful accounts receivable and the net realizable value of inventory and warranty spares. Actual results could differ from those estimates.

Cash and Equivalents - The Company considers all highly liquid debt investments purchased with maturities of three months or less to be cash equivalents.

Inventories - Inventories consist of computer hardware parts and subassemblies and are stated at the lower of cost, using the first-in, first-out (FIFO) method, or market.

Warranty spares inventory is stated at its estimated net realizable value.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of three to five years using the straight-line method.

Financial Instruments - The Company believes that the carrying amount reported in the financial statements for cash and equivalents as of December 31, 1995 approximates fair value. The fair value of the bank line of credit approximates the carrying amount based on the current rate offered to the Company for debt of the same remaining maturities. The fair value of the note payable to stockholder is not practicable to determine due to the related party relationship.


Revenue Recognition - Sales are recognized at the time of product shipment.

Income Taxes - Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), which requires an asset and liability approach for financial accounting and reporting of income taxes.


2.   Property and Equipment

Property and equipment at December 31 consists of:

                                        1994        1995
                                      --------    --------
   Computer equipment                 $599,922    $396,136
   Furniture and other equipment       189,363     217,924
                                      --------    --------
                                       789,285     614,060
   Accumulated depreciation           (602,300)   (400,581)
                                      --------    --------
                                      $186,985    $213,479
                                      ========    ========

3.   Financing Arrangements

Bank Line of Credit

The Company has a line of credit agreement that expires on May 5, 1997. The agreement provides for borrowings of up to the lesser of $5,000,000 or 80% of eligible trade accounts receivable and 25% of inventory balances (eligible inventory balances not to exceed $750,000). Borrowings bear interest at the bank's prime lending rate (8.5% at December 31, 1995) plus 1.2%. The agreement requires, among other things, that the Company satisfy certain financial covenants for maintaining minimum levels of profit, working capital and tangible net worth. The Company was in compliance with these covenants at December 31, 1995.

Note Payable to Stockholder

The note payable to stockholder bears interest at 16.8%, is due
January 1998 and is subordinated to the security interest of the bank credit agreement.

4.   Income Taxes

The Company has elected S Corporation status for federal income tax purposes. Accordingly, the stockholders are responsible for reporting their pro rata share of the Company's federal taxable income or loss on their individual tax returns.


The Company's 1994 state income tax expense of $43,301 consists of a currently payable amount of $39,453 and an decrease in deferred tax assets of $3,848. The Company's 1995 state income tax expense of $87,317 consists of a currently payable amount of $104,559 and an increase in deferred tax assets of $17,242. Deferred tax assets at December 31, 1994 and 1995 primarily result from accruals and reserves not yet recognized for tax return purposes. The Company's effective income tax rate differs from the statutory rate principally because of the Company's S corporation status for federal income tax reporting.


5.   Employee Benefit Plan

The Company has adopted a qualified SEP (Simplified Employee Pension) plan, covering substantially all of its employees. Under the plan, the Company may make annual tax deductible contributions to its employees' individual IRA accounts. Company contributions are at the discretion of the Board of Directors. The Company accrued $51,735 and $108,974 to the plan for the years ended December 31, 1994 and 1995, respectively.


6.   Commitments

Operating Leases - Rent expense for office and warehouse facilities was approximately $310,000 and $312,000 for the years ended
December 31, 1994 and 1995, respectively.

Future minimum operating lease payments at December 31, 1995 are as follows:

        Year Ending
        December 31,
        ------------
            1996                         $252,688
            1997                          250,312
            1998                           24,817
                                         --------
                                         $527,917
                                         ========

Royalty Agreements - The Company has agreements which require royalty payments on sales of certain of its products. Royalty expense for the years ended December 31, 1994 and 1995 was $421,341 and $375,074, respectively.







7.   Stock Options

Qualified Stock Options

The Company has reserved 100,000 shares of common stock under a qualified incentive stock option plan. Under the plan, the Board of Directors may grant options to key employees to purchase shares of the Company's common stock at its estimated fair market value as determined by the Board of Directors at the date of grant. The option price for employees owning more than 10% of the Company's outstanding stock would be 110% of the estimated fair market value per share at the date of grant.

Outstanding stock options vest ratably over a four-year period.
The options may be exercised upon vesting over a five-year period from the grant date. Information with respect to shares under option is as follows:

                                         Number     Exercise
                                        of Shares     Price
                                        ---------   --------

     Balance, January 1, 1994             15,000      $4.00

     Granted                              85,000   $2.00-$2.20
     Cancelled                           (15,000)     $4.00
                                          ------
     Balance, December 31, 1995 and 1994  85,000   $2.00-$2.20
                                          ======


At December 31, 1995, options to purchase 2,500 shares of common stock are available for future grant and options to purchase 52,188 shares of common stock are exercisable.

Nonqualified Stock Options

The Company has issued nonqualified stock options to directors to acquire up to 10,000 shares of common stock at an exercise price of $2.00 per share. The options vest ratably over 48 months beginning April 1, 1993. The options terminate upon resignation from the Board of Directors. At December 31, 1995, no options have been exercised under this agreement and options to purchase 6,875 shares of common stock are exercisable.

Recently Issued Accounting Standard - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation. The new standard defines a fair value method of accounting for stock options and other equity instruments, such as stock purchase plans effective 1996. The new standard permits companies to continue to account for equity transactions with employees under existing accounting rules but requires disclosure in a note to the financial statements of the pro-forma net income as if the Company had applied the new method of accounting. The Company intends to follow these disclosure requirements for its employee stock plans. As a result, adoption of the new standard will not impact reported earnings and will have no effect on the Company's cash flows.


8.   Major Customers and Concentration of Credit Risk

Within the United States, the Company sells to a broad range of end users in the commercial, federal government, and educational marketplaces as well as to various system integrators who in turn have their own markets. The Company purchases its products from a broad range of suppliers. Due to high market demand for certain products, the Company occasionally experiences product shortages. During 1994, the petrochemical market (concentrated in Texas) represented 22% of the Company's sales and 22% of year-end accounts receivable (14% and 15%, respectively, in 1995). Foreign sales were 15% of total sales in 1994 (11% in 1995) and accounted for 11% of accounts receivable (11% in 1995); they were not, however, concentrated in any given country.

At December 31, 1994 one customer accounted for 18% of total accounts receivable balances. At December 31, 1995, two customers accounted for 23% and 14% of total accounts receivable balances. During 1994, one customer represented 17% of sales. During 1995, two customers represented 18% and 11% of sales.


9.   Subsequent Event

Effective December 1, 1996, nStor Technologies, Inc. purchased certain assets and assumed certain liabilities from the Company for $2,800,000 cash and a warrant to purchase 500,000 shares of common stock of nStor Technologies, Inc.





























                       PARITY SYSTEMS INC.

                       FINANCIAL STATEMENTS

                               WITH

                   INDEPENDENT AUDITORS' REPORT

                    DECEMBER 31, 1993 AND 1992





































Board of Directors
Parity Systems Inc.
Los Gatos, California


                   INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Parity Systems Inc. as of December 31, 1993 and 1992, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parity Systems Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 3 to the financial statements, the Company changed its method of accounting for income taxes in the year ended December 31, 1993 and changed its method of accounting for capitalizing overhead costs in inventories in the year ending December 31, 1992.


                         FRANK, RIMERMAN & CO., LLP


February 23, 1994



PARITY SYSTEMS INC.
BALANCE SHEETS
DECEMBER 31, 1993 AND 1992

              ASSETS                                 1993          1992
              ------                              ----------    ----------
CURRENT ASSETS
  Cash                                            $   24,593    $    9,082
  Accounts receivable, less allowance
    for doubtful accounts of $40,055
    at 1993 ($86,077 at 1992) (Note 2)             3,543,768     3,238,365
  Other receivables, net                              22,559        10,272
  Inventories, net (Note 2)                        1,708,019     1,937,701
  Warranty spares inventory, net (Note 2)            226,116        45,409
  Prepaid expenses                                    20,014        42,442
  Deferred income taxes  (Note 3)                     39,500        15,200
  Deposits                                            21,849           -
                                                  ----------    ----------
      Total current assets                         5,606,418     5,298,471

PROPERTY AND EQUIPMENT, net (Note 2)                 235,966       321,424
DEPOSITS                                                 -          21,849
                                                  ----------    ----------
                                                  $5,842,384    $5,641,744
                                                  ==========    ==========


     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------
CURRENT LIABILITIES
  Accounts payable                                $1,897,594    $1,781,102
  Short-term debt  (Note 2)                        1,776,252     1,815,411
  Accrued commissions                                213,336       189,109
  Accrued expenses                                   249,476       206,780
  Customer deposits                                  124,111        70,920
  Deferred income taxes (Note 3)                       4,200           -
  Current maturities of long-term debt (Note 2)          -         204,842
                                                  ----------    ----------
      Total current liabilities                    4,264,969     4,268,164
                                                  ----------    ----------
LONG-TERM DEBT, less current maturities (Note 2)     200,000         6,859
                                                  ----------    ----------

DEFERRED INCOME TAXES (Note 3)                         4,700           -
DEFERRED RENT, less current portion (Note 5)             -          24,936
                                                  ----------    ----------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

STOCKHOLDERS' EQUITY (Note 6)
  Common stock, no par value; 2,000,000 shares
    authorized; 825,500 shares issued and
    outstanding                                       83,326        83,326
  Retained earnings                                1,289,389     1,258,459
                                                  ----------    ----------
                                                   1,372,715     1,341,785
                                                  ----------    ----------
                                                  $5,842,384    $5,641,744
                                                  ==========    ==========

See Notes to Financial Statements



PARITY SYSTEMS INC.
STATEMENTS OF INCOME
Years Ended December 31, 1993 and 1992



                                                   1993           1992
                                                -----------    -----------

SALES                                           $24,475,793    $22,908,239

COST OF GOODS SOLD                               20,380,661     18,718,916
                                                -----------    -----------
      Gross profit                                4,095,132      4,189,323
                                                -----------    -----------

EXPENSES
  Salaries and wages                              1,725,004      1,803,496
  Commissions                                       938,760        943,702
  General and administrative                      1,225,929      1,327,835
                                                -----------    -----------
                                                  3,889,693      4,075,033
                                                -----------    -----------
      Income from operations                        205,439        114,290
                                                -----------    -----------

OTHER
  Interest income                                      (443)        (1,816)
  Interest expense                                  149,077        134,618
                                                -----------    -----------
                                                    148,634        132,802
                                                -----------    -----------
      Income (loss) before income taxes and
      cumulative effect of accounting change         56,805        (18,512)

INCOME TAX EXPENSE (Note 3)                           1,900          2,513
                                                -----------    -----------
      Net income (loss) before cumulative
      effect of accounting change                    54,905        (21,025)

CUMULATIVE EFFECT ON PRIOR YEARS (TO
  DECEMBER 31, 1992) OF CHANGING INCOME
  TAX REPORTING METHOD (Note 3)                      17,300            -

CUMULATIVE EFFECT ON PRIOR YEARS (TO
  DECEMBER 31, 1991) OF CHANGING INVENTORY
  CAPITALIZATION METHOD                                 -           44,000
                                                -----------    -----------
      Net income                                $    72,205    $    22,975
                                                ===========    ===========









See Notes to Financial Statements



PARITY SYSTEMS INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1993 and 1992



                                    Common Stock
                                  -----------------    Retained
                                  Shares    Amount     Earnings
                                  -------   -------   ----------

BALANCE, December 31, 1991        825,500   $83,326   $1,276,759

Net income                            -         -         22,975

Dividends ($.05 per share)            -         -        (41,275)
                                  -------   -------   ----------
BALANCE, December 31, 1992        825,500   $83,326   $1,258,459

Net income                            -         -         72,205

Dividends ($.05 per share)            -         -        (41,275)
                                  -------   -------   ----------

BALANCE, December 31, 1993        825,500   $83,326   $1,289,389
                                  =======   =======   ==========























See Notes to Financial Statements



PARITY SYSTEMS INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 1993 and 1992


                                                  1993        1992
                                                --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                    $ 72,205    $ 22,975
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
      Depreciation (net of cumulative effect
        of accounting change in 1992)            142,995      66,590
      Bad debt expense                            14,947      42,781
      Deferred income taxes, net                 (15,400)      2,500
      Change in operating assets and
        liabilities:
          Accounts receivable                   (320,350)   (766,231)
          Other receivables                      (12,287)      2,936
          Inventories, net                       229,682     177,189
          Warranty spares inventory, net        (180,707)     (7,821)
          Prepaid expenses                        22,428     (11,671)
          Refundable income taxes                    -        76,887
          Accounts payable                       116,492    (197,028)
          Accrued commissions                     24,227     (12,779)
          Accrued expenses                        42,696     (40,129)
          Customer deposits                       53,191      65,177
          Deferred rent                          (24,936)        -
                                                --------    --------
      Net cash provided by (used in)
      operating activities                       165,183    (578,624)
                                                --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment             (57,537)    (96,545)
                                                --------    --------
      Net cash used in investing activities      (57,537)    (96,545)
                                                --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of note payable to bank              (11,701)        -
  Proceeds from (repayments on) short-term
    debt, net                                    (39,159)    530,411
  Repayment of note payable to stockholder           -       (30,000)
  Proceeds on issuance of stockholder note
    payable                                          -        55,000
  Dividends paid                                 (41,275)    (41,275)
                                                --------    --------
      Net cash provided by (used in)
      financing activities                       (92,135)    514,136
                                                --------    --------
      Net increase (decrease) in cash             15,511    (161,033)

CASH, beginning                                    9,082     170,115
                                                --------    --------
CASH, ending                                    $ 24,593    $  9,082
                                                =========   ========


                           (Continued)



PARITY SYSTEMS INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 1993 and 1992
(Continued)



                                                  1993        1992
                                                --------    --------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION

  Income taxes refunded                         $   (800)   $(74,374)
                                                ========    ========

  Interest paid                                 $149,479    $134,931
                                                ========    ========








































See Notes to Financial Statements



PARITY SYSTEMS INC.
NOTES TO FINANCIAL STATEMENTS




1.   Nature of Business and Significant Accounting Policies

  Nature of Business

  Parity Systems Inc. (Company) designs and manufactures proprietary enclosures, data storage subsystems, memory modules
  (SIMM's), and memory expansion boards for computer work stations. The majority of these are sold into UNIX operating system environments.

  Within the United States, the Company sells to a broad range of end users in the commercial, Federal government, and educational marketplaces as well as to various system integrators who in turn have their own individual markets. During 1993, the petrochemical market (concentrated in Texas) represented 30 percent of the Company's sales and 40 percent of year-end accounts receivables (25% and 21%, respectively, in 1992). Foreign sales were 13 percent of total revenues in 1993 (16% in 1992) and accounted for 14 percent of accounts receivables (16% in 1992); they were not, however, concentrated in any given country.

  Significant Accounting Policies

  Inventories:

  Inventories consist of computer hardware and related components and are stated at the lower of cost or market using the first-in, first-out (FIFO) method, net of applicable reserves.

  In order to adequately service warranty obligations, the Company maintains a supply of certain parts. These parts, reflected as warranty spares inventory on the accompanying balance sheets, are stated at their estimated net realizable value. It is the Company's policy to sell these parts as deemed appropriate based on estimated future warranty needs and applicable market prices.

  Effective January 1, 1992, the Company revised its method of applying certain overhead costs to inventory in order to more accurately match overhead costs with related inventories. The cumulative effect of the accounting change for prior years (to December 31, 1991) resulted in an increase in income and retained earnings of $44,000. Applicable income taxes pertaining to the cumulative effect of the accounting change are not significant.



  Property and Equipment:

  Property and equipment are as follows:

                                        1993        1992
                                      --------    --------

     Computer equipment               $555,594    $502,495
     Furniture and other equipment     153,479     149,041
                                      --------    --------
                                       709,073     651,536
       Less accumulated depreciation   473,107     330,112
                                      --------    --------
                                      $235,966    $321,424
                                      ========    ========


  The Company estimates the useful life of its computer equipment and furniture and fixtures from 3 to 5 years and uses the straight-line method of depreciation for all fixed assets. Maintenance and repairs are charged to operations as incurred.

  Income Taxes:

  In February 1992, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (SFAS
  109), Accounting for Income Taxes. SFAS 109 requires a change from the deferral method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and labilities of a change in tax rates is recognized in income in the period that includes the enactment date. Effective January 1, 1993, the Company adopted SFAS 109; the cumulative effect of that change in the method of accounting for income taxes (to December 31, 1992) is a $17,300 increase in income and retained earnings.

  Research and Development Costs:

  Research and development costs charged to operations in 1993 were approximately $477,000 ($597,000 in 1992).




  Cash:

  For purposes of the statements of cash flows, cash includes cash in bank and certificates of deposit with an original maturity of three months or less.

  Reclassifications:

  Certain reclassifications have been made to the 1992 balances to conform to the current year classifications.


2.   Financing Arrangements

  Short-Term Debt:

  The Company has a revolving bank credit agreement, subject to annual renewal each July 1, that provides for borrowings of up to the lesser of $2,500,000 or 75% of eligible trade accounts receivable, and 30% of inventories (capped at $250,000). Borrowings are secured by contract rights, equipment, general intangibles, accounts receivable and inventories and are guaranteed by a stockholder. Borrowings bear interest at the bank's prime lending rate plus 2.25% (8.25% total at December 31, 1993). The agreement requires, among other items, that the Company satisfy certain financial covenants for maintaining minimum levels of profit, working capital, and tangible net worth. At December 31, 1993, the Company was not in compliance with one of these covenants; however, the bank has agreed to waive its repayment right with respect to this violation.

  Long-Term Debt:

  Long-term debt is as follows:

                                         1993        1992
                                       --------    --------
  Note payable to stockholder with
  interest payable at 16.8%; due
  January, 1996; subordinated to
  the security interest of the
  bank credit agreement                $200,000    $200,000

  Note payable to bank; secured
  by equipment; paid May, 1993              -        11,701
                                       --------    --------
                                        200,000     211,701
  Less current maturities                   -       204,842
                                       --------    --------
                                       $200,000    $  6,859
                                       ========    ========


3.   Income Taxes

  The Company has elected S Corporation status for Federal income tax purposes. Accordingly, the stockholders are responsible to report on their individual tax returns their pro rata share of the Company's Federal taxable income or loss.

  The Company has not elected S Corporation status for state income tax purposes. As discussed in Note 1, the Company adopted SFAS 109, Accounting for Income Taxes, on January 1, 1993. The adoption of SFAS 109 resulted in the recognition of previously unrecognized deferred income tax assets comprised primarily of net operating loss carryforwards of approximately $70,000 and research and development credit carryforwards of approximately $20,000. The resulting increase in deferred income tax assets has been recognized as a cumulative effect adjustment to the 1993 statement of income.

  The Company's 1993 state income tax liability was reduced to the minimum $800 California franchise tax through the utilization of the net operating loss carryforwards and approximately $5,000 of the research and development credit carryforwards. The Company's 1993 income tax expense of $1,900 results primarily from the resulting reduction of the deferred income tax assets.


4.   Employee Benefit Plan

  The Company has adopted a qualified SEP (Simplified Employee Pension) Plan, covering substantially all of its employees. Under the SEP, the Company may make annual tax-deductible contributions to its employees' individual IRA accounts.
  Company contributions are at the discretion of the Board of Directors. There were no contributions made for the years ended December 31, 1993 and 1992.


5.   Lease Commitment

  The Company leases its office and warehouse facilities under a noncancellable operating lease agreement that requires monthly lease payments of $24,557 plus common-area expenses through November, 1994. The Company has the option to renew the lease for two consecutive one-year periods at substantially the same rate. Rent expense on office and warehouse facilities for the year ended December 31, 1993 was approximately $306,000 ($304,000 at December 31, 1992).

  The lease agreement provides for rent payments at a reduced amount during the first 12 months of the lease term. The Company provides for rent expense on a straight-line basis over the term of the lease. Accordingly, deferrred rent expense is created in the early lease period and amortized as the lease reaches maturity. Included in accrued expenses at December 31, 1993 is $24,936 of deferred rent ($27,203 in 1992).


6.   Stock Options

  Qualified Stock Options

  The Company has reserved 100,000 shares of common stock under a qualified incentive stock option plan. Under the plan, the Board of Directors may grant options to key employees to purchase shares of the Company's common stock at estimated fair market value at the date of grant. The option price for employees owning more than 10% of the Company's outstanding stock would be 110% of the estimated fair market value per share at the date of grant. The common stock's estimated fair market value was determined by the Board of Directors at the time of grant.

  Outstanding stock options vest ratably over a four-year period.
  The options may be exercised upon vesting over a five-year period from the grant date. Information with respect to shares under option during 1993 is as follows:

                                  Number    Option
                                    of       Price    Expiration
                                  Shares   Per Share     Date
                                  ------   ---------  ----------
  Options outstanding,
  December 31, 1991               52,500
    Cancelled                    (15,000)
                                  ------
  Options outstanding,
  December 31, 1992               37,500
    Cancelled                    (22,500)
                                  ------
  Options outstanding,
  December 31, 1993               15,000
                                  ======

  Options exercised,
  December 31, 1993                  -
                                  ======
  Options authorized, but
  not granted, December
  31, 1993                        72,500
                                  ======
  Options exercisable (fully
  vested) December 31, 1993       15,000     $4.00          1995
                                  ======



6.   Stock Options (continued)

  Non-Qualified Stock Options

  The Company has issued non-qualified stock options to directors to acquire up to 5,000 shares of its common stock at an exercise price of $5.00 per share. The options vest ratably over a four-year period beginning January 1, 1990. The options terminate upon resignation from the Board of Directors. At December 31, 1993, no options have been exercised under this agreement.


7.   Litigation Contingency

  During 1992, a former employee of the Company filed a complaint with the Equal Employment Opportunity Commission (EEOC). In January, 1994, the EEOC made a preliminary determination of cause and is presently attempting to mediate a settlement. The claimant is seeking approximately $50,000 in damages. The Company is currently negotiating for settlement of this action; however, the ultimate settlement amount and related legal costs are not presently determinable. Therefore, at December 31, 1993, the Company has not provided for any liability that might result from this action in the accompanying financial statements.


























PARITY SYSTEMS, INC.
BALANCE SHEET
November 30, 1996
(dollars in thousands)



ASSETS
  Current assets:
    Cash and cash equivalents                          $    2
    Accounts receivable                                 2,825
    Inventories                                         2,543
    Prepaid expenses and other                            104
                                                       ------
                                                        5,474

  Property and equipment, net                             326
  Other assets                                             14
                                                       ------
                                                       $5,814
                                                       ======
LIABILITIES
  Current liabilities:
    Note payable - bank                                $2,700
    Accounts payable                                    2,641
    Accrued expenses and other                            992
                                                       ------
          Total liabilities                             6,333
                                                       ------

STOCKHOLDERS' DEFICIT
  Common stock, no par value; 2,000,000
    shares authorized; 825,500 shares
    outstanding                                            83
  Deficit                                                (602)
                                                       ------
          Total stockholders' deficit                    (519)
                                                       ------

                                                       $5,814
                                                       ======













PARITY SYSTEMS, INC.
STATEMENTS OF OPERATIONS
( in thousands)



                                                Eleven
                                              Months Ended
                                              November 30,
                                           -------------------
                                             1996       1995
                                           -------     -------
                                         (Unaudited) (Unaudited)

Sales                                      $24,771     $29,094

Cost of sales                               21,855      23,665
                                           -------     -------
Gross profit                                 2,916       5,429

Operating expenses                           5,037       4,512
                                           -------     -------

Income (loss) from operations               (2,121)        917

Interest expense                               271         252
                                           -------     -------

Income (loss) before income taxes           (2,392)        665

Income tax expense                             -            65
                                           -------     -------

Net income (loss)                         ($ 2,392)    $   600
                                           =======     =======


















PARITY SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

                                                Eleven
                                              Months Ended
                                              November 30,
                                           -------------------
                                             1996       1995
                                           -------     -------
Cash flows from operating activities:
  Net income (loss)                       ($ 2,392)    $   600
  Adjustments to reconcile net income
    (loss) provided by operating
    activities:
      Depreciation                              96          97
      Allowance for doubtful accounts          159         464
      Provision for inventory obsolescence     745         122
      Changes in assets and liabilities:
        Decrease in accounts receivable      1,535       1,373
        Decrease (increase) in inventories     735      (1,734)
        Decrease in prepaid expenses
          and other                             81          29
        Decrease in accounts payable,
          accrued expenses and other           (22)       (373)
                                            -------     -------
Net cash provided by operating activities      937         578
                                            -------     -------
Cash flows from investing activities:
  Purchase of property and equipment          (209)       (139)
                                            -------     -------
Net cash used by investing activities         (209)       (139)
                                            -------     -------
Cash flows from financing activities:
  Bank line of credit - net                   (634)        132
  Dividends paid                              (181)       (544)
                                           --------     -------
Net cash used by financing activities         (815)       (412)
                                           --------     -------

Net (decrease) increase in cash for
  the period                                   (87)         27

Cash at beginning of period                     89          30
                                           -------     -------
Cash at end of period                      $     2     $    57
                                           =======     =======






PARITY SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
ELEVEN MONTHS ENDED NOVEMBER 30, 1996 AND 1995



(1)  Financial Statements

  The condensed financial statements included herein have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

  The condensed financial statements for the interim periods included herein, which are unaudited, include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position and results of operations of Parity Systems, Inc. ("the Company") for the periods presented. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.

(2)  Business / Subsequent Event:  Acquisition

  Until November 30, 1996, the Company was engaged in the design, manufacture and sale of computer storge subsystems, memory devices and peripheral equipment and the integration of storage management solutions, digital media management, and client/server systems for RISC-based UNIX and Windows NT Server environments. Effective December 1, 1996, substantially all the net assets of the Company were sold to a subsidiary of nStor Technologies, Inc. The purchase price consisted of $2.8 million in cash and a warrant (exercisable at any time through December
  1999) to purchase 500,000 shares of nStor Technologies, Inc. common stock at $2.10 per share.













nSTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS





     Effective December 1, 1996, nStor Corporation, Inc. ("nStor"), a subsidiary of nStor Technologies, Inc. ("the Company"), acquired substantially all the net assets of Parity Systems, Inc. ("Parity") for a purchase price consisting of $2,800,000 in cash and a warrant (exercisable at any time through December 1999) to purchase 500,000 shares of the Company's common stock at $2.10 per share, valued at $470,000. The transaction closed on December 30, 1996, on which date nStor repaid the approximately $3 million outstanding balance of Parity's bank line of credit.

     The acquisition has been accounted for as a purchase, with assets acquired and liabilities assumed recorded at estimated fair values as of December 1, 1996 and the operating results of the acquired business included in the Company's consolidated financial statements from that date.

     The following unaudited condensed combined financial statements of the Company are derived from, and should be read in conjunction with, the Company's historical balance sheet at October 31, 1996 and the Company's historical statement of operations for the year then ended, as presented in the Company's Annual Report on Form 10-K for the year ended October 31, 1996. It should also be read in conjunction with Parity's historical balance sheet at November 30, 1996 and Parity's historical statement of operations for the eleven months then ended, included elsewhere herein.

     The unaudited proforma condensed combined balance sheet at October 31, 1996 gives effect to the acquisition as if it had occurred on that date. The unaudited proforma condensed combined statement of operations for the year ended October 31, 1996 gives effect to this transaction as if it had occurred as of November 1, 1995.

     The proforma condensed combined financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the transaction been consummated on the dates indicated, or which may be reported in the future.








nSTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

                              Historical
                        -----------------------
                         Parity      nStor
                        Systems,  Technologies,
                          Inc.        Inc.       Proforma
                        November     October     Adjust-
ASSETS                  30, 1996    31, 1996      ments      Proforma
------                  --------    --------     --------     --------
Current assets:
  Cash and cash
    equivalents          $    2     $10,608     ($2,800)(1)   $ 5,110
                                                 (2,700)(2)
  Accounts receivable     2,825       1,747         -           4,572
  Inventories             2,543       1,385         -           3,928
  Prepaid expenses
    and other               104          82         (80)(1)       106
                         ------     -------      ------       -------
  Total current assets    5,474      13,822      (5,580)       13,716

Deferred tax asset           14         182         (14)(1)       182
Property and equip-
  ment, net                 326         694         (38)(1)       982
Goodwill and other
  intangible assets,
  net                       -           979       4,769 (1)     5,748
                         ------     -------      ------       -------
                         $5,814     $15,677     ($  863)      $20,628
                         ======     =======      ======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current labilities:
  Note payable - bank    $2,700     $   -       ($2,700)(2)   $   -
  Accounts payable        2,641       1,137         -           3,778
  Accrued expenses
    and other               992         840         848 (1)     2,680
  Royalty liability         -           800         -             800
                         ------     -------      ------       -------
  Total current
    liabilities           6,333       2,777      (1,852)        7,258

Convertible notes
  payable                   -           510         -             510
                         ------     -------      ------       -------
  Total liabilities       6,333       3,287      (1,852)        7,768

Stockholders' equity
  (deficit)                (519)     12,390         989 (1)    12,860
                         ------     -------      ------       -------
                         $5,814     $15,677     ($  863)      $20,628
                         ======     =======      ======       =======


__________
See accompanying Proforma Adjustments.


nSTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(dollars in thousands, except per share data)


                              Historical
                        -----------------------
                         Parity      nStor
                        Systems,  Technologies,
                          Inc.        Inc.
                       Year Ended  Year Ended    Proforma
                        November     October     Adjust-
                        30, 1996    31, 1996      ments       Proforma
                        --------    --------     --------     --------

Sales                   $28,421     $ 5,619       $   -       $34,040
Cost of sales            24,689       3,547           -        28,236
                        -------     -------       -------     -------
Gross profit              3,732       2,072           -         5,804

Operating expenses       (5,564)     (1,957)          403(3)   (7,118)
                        -------     -------       -------     -------
Income (loss) from
  operations             (1,832)        115           403      (1,314)

Gain from sale of
  Imnet Systems,
  Inc. stock                -        11,955           -        11,955

Interest and invest-
  ment income
  (expense)               (300)         162           (76)(4)    (214)
                       -------      -------       -------     -------
Income (loss) before
  extraordinary gain    (2,132)      12,232           327      10,427

Extraordinary gain
  from debt
  extinguishment           -            566           -           566
                       -------      -------       -------     -------
Net income (loss)      ($2,132)     $12,798       $   327     $10,993
                       =======      =======       =======     =======

Per common share:
  Income before
   extraordinary
   gain                               $.70                      $.59
  Extraordinary
   gain                                .03                       .03
                                      ----                      ----
  Net income                          $.73                      $.62
                                      ====                      ====
Average number of
  common shares
  outstanding                      17,606,477                17,606,477
                                   ==========                ==========


__________
See accompanying Proforma Adjustments


nSTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA ADJUSTMENTS



Condensed Combined Balance Sheet:

(1) To record the acquisition of substantially all the net assets of Parity and the allocation of the purchase price on the basis of the estimated fair values of the net assets acquired. The components of the purchase price and its allocation to the assets and liabilities of Parity are as follows (in thousands):


Components of purchase price:

  Cash                                         $2,800
  Warrant to purchase 500,000 shares
    of the Company's common stock                 470
  Estimated accrued liabilities for
    relocation of Parity's operations
    and transaction costs                         905
                                               ------
  Total purchase price to be allocated         $4,175
                                               ======


Allocation of purchase price:

  Parity deficit                              ($  519)
  Goodwill                                      4,769
  Other                                           (75)
                                               ------
  Net purchase price                           $4,175
                                               ======


(2) To record repayment of outstanding balance of Parity's bank line of credit.



Condensed Combined Statement of Operations:

(3) To adjust Parity's historical operating expenses for the change in the carrying amount of net assets resulting from the allocation of the purchase price as described in proforma adjustment (1) to the proforma condensed combined balance sheet relating to (in thousands):





  Reduction of personnel, occupancy
       and other operating expenses
       incurred in connection with reloca-
    tion of Parity's operations,
    capitalized by nStor on the date of
    acquisition and included in the
    determination of the purchase price        ($ 721)
  Amortization of goodwill                        318
                                                -----
  Total decrease to operating expenses         ($ 403)
                                                =====


(4) To reduce interest income by the cost that would have been incurred to finance the acquisition of Parity, net of elimination of interest expense incurred by Parity on its bank line of credit assumed to be repaid on November 1, 1995.